Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT
AND RELEASE OF CLAIMS

THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS is made on this 4th day of November 2026 by and between Applied Energetics, Inc. a Delaware Corporation, (“APPLIED ENERGETICS”) Gusrae Kaplan Nusbaum PLLC (“GKN”), and Ryan Whalen (“WHALEN”) (collectively “the Parties”).

Definitions

A.	“APPLIED ENERGETICS” shall mean Applied Energetics, Inc. a Delaware Corporation.

B.	“APPLIED ENERGETICS-Related Persons” shall mean APPLIED ENERGETICS, its predecessors, its successors, assigns, and its current or former attorneys (excluding GKN-Related Persons), agents, servants, trustees, representatives, insurers, and employees, consultants to the company and/or to its board of directors, all past and present shareholders, all past and present board members and all others acting for or through APPLIED ENERGETICS.

C.	“GKN” shall mean Gusrae Kaplan Nusbaum PLLC.

D.	“GKN-Related Persons” shall mean GKN, its predecessors, successors, assigns, subsidiaries, affiliates, and current and former partners (including but not limited to, WHALEN), of counsels, associates, employees, insurers, agents, attorneys and representatives.

E.	“WHALEN” shall mean Ryan Whalen.

F.	“WHALEN-Related Persons” shall mean WHALEN, his spouse, assigns, affiliates, associates, employees, agents, attorneys, and representatives.

G.	“Agreement” shall mean this Confidential Settlement Agreement and Release of Claims.

H.	“Parties” shall mean APPLIED ENERGETICS, GKN, and WHALEN, each of which is individually a “Party.”

I.	“Lawsuit” shall mean the case titled Applied Energetics Inc., a Delaware Corporation v. Gusrae Kaplan Nusbaum PLLC, et al.,Case No. I :21-cv-00382, filed on or about January 15, 2021 in the United States District Court for the Southern District of New York.

J.	“Claims” shall mean all claims, third-party claims, counterclaims, demands, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, penalties, interest, judgments, extents, executions, liabilities, damages, costs, fees, expenses, rights, duties, obligations, liens, petitions, suits, losses, controversies, executions, offsets and sums of any kind or nature, whether direct or indirect, liquidated or unliquidated, contingent or actual, in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected or of whatever type or nature from the beginning of time to the present including, but not limited to, those asserted, maintained or alleged, or that could have been asserted, maintained or alleged, in the Lawsuit.

In consideration of the covenants contained herein, the Parties acknowledge, promise and agree as follows:

1. (a) In exchange for the consideration set forth below, APPLIED ENERGETICS and its representatives, affiliates, subsidiaries, heirs, executors, administrators, successors and/or assigns hereby forever release and discharge GKN, GKN-Related Persons, WHALEN, and WHALEN-Related Persons, and their officers, employees, partners, associates, directors, members, heirs, executors, administrators, insurers, successors and/or assigns, from any and all Claims.

(b) As a condition of this Agreement, GKN and WHALEN, and their representatives, affiliates, subsidiaries, heirs, executors, administrators, successors and/or assigns hereby forever release and discharge APPLIED ENERGETICS, and APPLIED ENERGETICS-Related Persons, its officers, employees, partners, associates, directors, members, heirs, executors, administrators, insurers, successors and/or assigns, from any and all Claims.

2. In full and final settlement of any and all Claims, within twenty-one (21) days of counsel for GKN and Whalen’s receipt of a fully executed copy of this Agreement, a valid W-9 form, a duly authorized share transfer instruction form or other documentation from APPLIED ENERGETICS to Continental Stock Transfer and Trust Co., to accept the electronic transfer of APPLIED ENERGETICS shares from WHALEN through the DWAC system in the form annexed hereto at Exhibit A, and a fully executed Stipulation of Dismissal with Prejudice, as described below, GKN and WHALEN shall (a) cause to be paid to APPLIED ENERGETICS the amount of Four Hundred Fifteen Thousand Dollars and Zero Cents ($415,000.00) via check that should be made payable to “Applied Energetics Inc./Newmeyer & Dillion LLP “as attorneys”“, and shall be sent via overnight delivery with tracking enabled to APPLIED ENERGETICS’ counsel, Newmeyer & Dillion LLP; and (b) cause the return to APPLIED ENERGETICS the remaining Eight Thousand Nine Hundred (8,900) shares of APPLIED ENERGETICS common stock issued to GKN and WHALEN on or about March 7, 2018. GKN and WHALEN represent and warrant that they individually and collectively own only these 8,900 shares of APPLIED ENERGETICS stock and have previously sold or otherwise disposed of all remaining shares they ever acquired or owned. WHALEN shall instruct the broker holding the shares to transfer the shares electronically through the DWAC system to Continental Stock Transfer and Trust Co., APPLIED ENERGETICS’ transfer agent. The date of the receipt by Continental Stock Transfer and Trust Co. of the shares by electronic transfer through the DWAC system shall be deemed to be the date of the delivery of the shares to APPLIED ENERGETICS. Following this completed return of these 8,900 shares of APPLIED ENERGETICS stock, GKN and WHALEN agree to never again legally or equitably own stock in APPLIED ENERGETICS. The Parties further agree that GKN and WHALEN shall not be deemed in breach of this Agreement if securities of APPLIED ENERGETICS are acquired, held, or increased through a bona fide retirement account, 401(k) plan, pension plan, mutual fund, exchange-traded fund (ETF), index fund, trust, managed investment account, or other diversified investment vehicle, as a result of automatic investment allocations, portfolio rebalancing, changes in fund holdings, or other investment decisions made independently by a third-party manager, trustee, fiduciary, or plan administrator without the specific direction of GKN and WHALEN. APPLIED ENERGETICS will provide counsel for GKN and WHALEN a fully executed valid Internal Revenue Service W-9 form providing tax identification for said payee. APPLIED ENERGETICS agrees that it will be responsible for any tax consequences, including the payment of any and all taxes, as a result of entering into this Agreement. The Released Parties make no representations regarding tax consequences, if any, of the payment made pursuant to this Agreement. The Parties shall pay their own costs and attorneys’ fees in connection with the Lawsuit and this Agreement.

3. Within five (5) business days of the date the payment set forth in Paragraph two (2) is confirmed to have been received in the bank account pursuant to wire instructions to be provided by APPLIED ENERGETICS’s counsel, APPLIED ENERGETICS shall file a stipulation of dismissal with prejudice in the Lawsuit in its entirety against GKN and WHALEN, in the form annexed hereto at Exhibit B, duly signed by the attorneys for the Parties.

4. This Agreement is the result of compromise, and is entered into in good faith for the purpose of fully and finally settling all disputes arising out of the facts alleged in or capable of being alleged in the Lawsuit, and to avoid the expense and uncertainty of further litigation. APPLIED ENERGETICS acknowledges that the consideration set forth in Paragraph two (2) of this Agreement is valuable and is for, among other things, the purpose of termination of the Lawsuit with prejudice, and obviating further involvement in litigation based upon disputed claims against GKN and WHALEN raised by APPLIED ENERGETICS in the Lawsuit and is provided without any admission of liability or concession whatsoever by the Released Parties that they engaged in any negligent, actionable, wrongful, tortious or unlawful act, or violated any federal, state or local statute, ordinance, law or regulation, all of which the Released Parties expressly deny.

5. The Parties warrant and represent the following:

a.	That they have read this Agreement and have consulted with an attorney of their own choice regarding the contents and significance of this Agreement;

b.	In executing this Agreement, the Parties do so with full knowledge of any and all rights they may have, and the contents of this Agreement and its meaning, which have been fully explained to the Parties by their selected attorney(s);

c.	The Parties understand the contents and significance of this Agreement and enter into this Agreement freely and voluntarily;

d.	The Parties have executed this Agreement with full knowledge of any and all rights and Claims it is releasing;

e.	The Parties have entered enter into this Agreement freely and voluntarily and without duress of any kind;

f.	The Parties represent that each of the individuals executing this Agreement on its behalf is a duly authorized officer or agent of such entity and has been duly authorized by all necessary corporate or partnership action to execute and deliver this Agreement;

g.	This Agreement has been duly and validly executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms;

h.	The execution and delivery by it of this Agreement and the performance of its obligations hereunder do not and will not require the consent of any individual or entity that has not been obtained;

i.	That no person or entity not bound by the Parties’ Agreement has any interest or right in the matters referred to in the Lawsuit, that the Parties have the sole right and exclusive authority to execute this Agreement on their respective behalves;

j.	Each is a duly organized and valid entity in good standing under the laws of its jurisdiction of organization and has full authority to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement; and

k.	Each has not sold, assigned, transferred, conveyed or otherwise disposed of any Claim or demand relating to any matter covered by this Agreement.

6. The Parties acknowledge that APPLIED ENERGETICS has represented that it may be required by law to publicly disclose this Agreement and its material terms in filings with the Securities and Exchange Commission (“SEC”). Specifically, APPLIED ENERGETICS may be an issuer with a class of securities registered under Section 12 of the Securities Exchange Act (15 U.S.C. § 78a et seq.) and may be required by 17 C.F.R § 240.13a-l l to file a Form 8-K for any “material definitive agreement not made in the ordinary course of business[.]” APPLIED ENERGETICS represents that this Agreement amounts to a “material definitive agreement not made in the ordinary course of [APPLIED ENERGETICS’s] business[.]” Moreover, APPLIED ENERGETICS may be required to publicly file this Agreement in full with the SEC as an exhibit either in a Form 8-K or in APPLIED ENERGETICS’s next Form 10-Q, pursuant to Item 601 of Regulation S-K, 17 C.F.R. § 229.60l(a)(4), without any information of this Settlement Agreement being redacted from public disclosure pursuant to 17 C.F.R. § 229.601(a)(6). GKN and WHALEN acknowledge these representations and do not object to disclosure of this Agreement in a regulatory filing as set forth in this Paragraph (6) only. The Parties agree not to disclose this agreement on PACER or any other public forum except for the above-referenced regulatory filings or as described below in connection with any action or proceeding to enforce this Agreement. In the event the Parties must enforce this Agreement, the Parties agree to file this Agreement in camera or under seal. However, in the event the court does not accept the Agreement in camera and under seal, then and only then may the Agreement be publicly filed with the court. The Parties agree that neither Party shall provide a copy of this Agreement for the court to endorse or include the terms of this Agreement in a stipulation of settlement and dismissal, except, and until, in connection with a motion or application by a Party to enforce the other Party’s performance under, or compliance with, terms of this Agreement. Notwithstanding the foregoing, the Parties shall be allowed to disclose the terms of this Agreement to their respective tax professionals, administrator(s), accountants, actuaries, and attorney(s) engaged to assist and advise the respective Parties. In the event any Party is duly served with a subpoena or other governmental or judicial process seeking to compel the disclosure of this Agreement, its terms or contents, or the negotiations underlying this Agreement, that Party shall promptly notify the other affected parties. The notification must include copies of the subpoena or other discovery request or judicial process and must be sent within five (5) business days of the receiving Party’s receipt of the subpoena or other such process or request.

7. The Parties and their respective counsel shall not make, publish, or cause to be made or published any statement, whether written or oral, concerning the terms of this Agreement, the negotiation of this Agreement, or the settlement of the Lawsuit, in any public forum or to any member of the media, including without limitation news articles, press releases, blog or social media posts, online forums, and interviews, except (a) as expressly permitted by Paragraph (6), or (b) as required by law, legal process, or regulatory obligation. The Parties acknowledge that a breach of the confidentiality and non-disclosure obligations in this Agreement would cause harm that is difficult or impossible to quantify. Accordingly, in the event a Party breaches any such obligation, the breaching Party shall pay the non-breaching Party liquidated damages in the amount of Ten Thousand Dollars and Zero Cents ($10,000.00) for each such publication constituting a breach. The Parties agree that this amount is a reasonable estimate of the anticipated harm and is not a penalty. Payment of liquidated damages shall not preclude the non-breaching Party from seeking injunctive or other equitable relief to prevent or stop any continuing or further breach.

8. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon heirs, executors, successors in interest, assigns and legal representatives of GKN, WHALEN, and APPLIED ENERGETICS.

9. New York law shall govern the validity and interpretation of this Agreement without regard to its principles on conflicts of laws.

10. In any action or proceeding to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs in such action or proceeding.

11. This Agreement sets forth the entire understanding and agreement among the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral and/or written agreements or representations.

12. This Agreement is the product of an arms-length negotiation and any rules of construction that it be construed against the Party preparing it shall not apply, but rather it shall be construed as if all Parties jointly prepared this Agreement, and any uncertainty and ambiguity shall not be interpreted against any one party.

13. This Agreement may not be altered or amended in any of its provisions except by the mutual written and signed agreement of the Parties.

14. Should any of the provisions set forth herein be determined to be invalid by any court, agency or any other tribunal of competent jurisdiction, such determination shall not affect the enforceability of the other provisions herein and to this end the provisions of this Agreement are declared severable.

15. In the event that notice to one of the Parties must be provided under the terms of this Agreement, notice is deemed provided by sending the required notice and/or documents and materials via certified U.S. Mail, with postage prepaid, to the respective addresses:

a.	For	APPLIED ENERGETICS:	NEWMEYER & DILLION LLP
Attn: Benjamin Pugh
895 Dove Street, Second Floor Newport Beach, CA 92660 benjamin.pugh@ndlf.com
BOND, SCHOENECK & KING, PLLC
Attn: Brendan Sheehan One Lincoln Center
Syracuse, New York 13202-1355 bsheehan@bsk.com

b.	For	GKN and WHALEN:	LEWIS BRISBOIS BISGAARD & SMITH LLP
Attn: Cristina Yannucci 140 Broadway, Suite 3100 New York, NY 10005
cristina.yannucci@lewisbrisbois.com

16. This Agreement may be executed in counterparts and/or by facsimile or electronic signatures with the same force and effect as if executed in one complete document with the original signature of all parties.

This Agreement shall become effective on the date that the last signatory duly executes the Agreement and upon delivery of fully executed Agreement.

[Signatures to follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first above written, regardless of the date on which such Agreement is signed.

GUSRAE KAPLAN NUSBAUM PLLC

By:	/s/ Martin H. Kaplan
Name:	/s/ Martin H. Kaplan
Title:	Managing Member
Date:	November 10, 2026

RYAN WHALEN

/s/ Ryan Whalen
Date:	November 6, 2026

APPLIED ENERGETICS, INC.

By:	/s/ Brad Adamczyk
Name:	Brad Adamczyk
Title:	Executive Chairman
Date:	11/6/2026

EXHIBIT A

9070 S Rita Road, Suite 1500

Tucson, AZ 85747

November __, 2026

Via Email: - hfarrell@continentalstock.com

Mr. Henry Farrell

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004-1561

Re: Share Transfer Instruction for Applied Energetics, Inc. (the “Company”)

Dear Henry:

Please accept this letter as our request and authorization to receive the following:

8,900 shares of Applied Energetics, Inc. from Ryan Whalen through the broker, Glendale Securities, Inc., DTC 123649 via a DWAC transaction on or after November 4, 2026.

Once received by Continental Stock Transfer & Trust Company, the shares are to be returned to the status of authorized but unissued for the Company.

If you have any questions, please give me a call at (443)370-1005.

Sincerely,

Christopher Donaghey

President and CEO

Applied Energetics, Inc.

EXHIBIT B

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first above written, regardless of the date on which such Agreement is signed.

GUSRAE KAPLAN NUSBAUM PLLC

By:	/s/ Martin H. Kaplan
Name:	Martin H. Kaplan
Title:	Managing Member
Date:	November 10, 2026

RYAN WHALEN

Ryan Whalen
Date:	November 6, 2026

APPLIED ENERGETICS, INC.

By:	/s/ Brad Adamczyk
Name:	Brad Adamczyk
Title:	Executive Chairman
Date:	11/6/2026

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -X

APPLIED ENERGETICS, INC., a

Delaware Corporation,	Civil Action No.: 1:21-cv-00382

Plaintiff,	STIPULATION OF
DISMISSAL WITH
- against -	PREJUDICE

GUSRAE KAPLAN NUSBAUM PLLC, and

RYAN WHALEN,

Defendants.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -X

IS HEREBY STIPULATED AND AGREED, by and between the parties, Plaintiff APPLIED ENERGETICS, INC. and the attorneys of record for Defendants GUSRAE KAPLAN NUSBAUM PLLC and RYAN WHALEN, by and through their undersigned attorneys of record, in the above-captioned action, that whereas no party hereto is an infant or incompetent person for whom a guardian has been appointed and no person not a party has in interest in the subject matter of the action, that pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii) the above-entitled action shall be, and the same is hereby, dismissed with prejudice, without costs to any party as against the other.

IT IS FURTHER STIPULATED AND AGREED that this stipulation may be executed in counterparts, electronically, or by facsimile.

IT IS FURTHER STIPULATED AND AGREED that a copy of this stipulation may be filed with the Clerk of the Court without further notice and deemed an original.

Dated: November 4, 2026

NEWMEYER & DILLION, LLP	LEWIS BRISBOIS BISGAARD & SMITH, LLP

/s/ Christine Yannucci
By: Benjamin P. Pugh, Esq.	By: Cristina R. Yannucci, Esq.
Attorneys for Plaintiff	Kevin D. Torge, Esq.
APPLIED ENERGETICS, INC.	Attorneys for Defendants
895 Dove Street, 2nd Floor	GUSRAE KAPLAN NUSBAUM PLLC
Newport Beach, CA 92660	and RYAN WHALEN
(949) 854-7000	140 Broadway, 31st Floor
benjamin.pugh@ndlf.com	New York, NY 10005
(212) 232-1200
Cristina.Yannucci@lewisbrisbois.com
Kevin.Torge@lewisbrisbois.com